[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

Exhibit 10.1

THE 2nd AMENDMENT TO THE DEVELOPMENT, PRODUCT SUPPLY AND COMMERCIALIZATION AGREEMENT
FOR THERMODOX® ENTERED BY AND BETWEEN CELSION CORPORATION AND YAKULT HONSHA CO., LTD,.

This 2nd Amendment, is effective on JANUARY 7, 2011, to amend the DEVELOPMENT, PRODUCT SUPPLY AND COMMERCIALIZATION AGREEMENT (the “Agreement”), which was executed on DECEMBER 5, 2008, and amended on JULY 1, 2010 by and between Celsion Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 10220 Old Columbia Road, Suite L, Columbia, Maryland 21046 (“Celsion”), and Yakult Honsha Co., Ltd., a corporation organized and existing under the laws of Japan and having its principal office at 1-19 Higashi Shinbashi 1-chome, Minato-ku, Tokyo, Japan (“Yakult”). Celsion and Yakult are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

WHEREAS, Celsion and Yakult have entered into the Agreement, which grants to Yakult an exclusive license to make, have made, sell, offer to sell, import and use ThermoDox Products in Japan;

WHEREAS, as of JANUARY 2011, Celsion and Yakult have been conducting a global phase III Hepatocellular Carcinoma study (the “HEAT Study”) of ThermoDox according to the advices from the Data Monitoring Committee (“DMC”), the next meeting of which will be held on FEBRUARY 9, 2011 (“Next DMC Meeting”).

WHEREAS, Celsion needs additional working capital to secure the necessary capital required to complete the enrollment of 600 patients for the HEAT Study and perform the formal interim analysis by the DMC after 190 Progression Free Survival (“PFS”) events based on the HEAT Study’s primary endpoint.

WHEREAS, YAKULT is willing to make advance payment to Celsion of certain payments under this 2nd Amendment, subject to certain conditions and in consideration of a partial reduction in the amount of the milestone payment due upon MHLW Marketing Authorization of a ThermoDox Product for HCC in Japan under the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and agreements contained herein, Celsion and Yakult, intending to be legally bound, agree as follows:

1.
Subject to the completion of a sale of securities by Celsion for gross proceeds of not less than Five Million United States Dollars ($5,000,000 (US)), Yakult shall make a payment of up to Four Million United States Dollars ($4,000,000 (US)) to Celsion as follows:

(a)	Yakult shall make a payment of Two Million United States Dollars ($2,000,000 (US)) to Celsion by JANUARY 12, 2011 (“1st Payment”) and;
(b)
Yakult shall make a payment of another Two Million United States Dollars ($2,000,000 (US)) to Celsion based on the favorable results of the Next DMC Meeting (scheduled for February 2011). (“2nd Payment”)

2.
In consideration of the payments from Yakult to Celsion pursuant to Section 1 above, the parties agree that the Eighteen Million United States Dollars ($18,000,000 (US)) of Development Milestone payment payable pursuant to paragraph (a) of Section 5.3.2 and Section 5.3.3 of the Agreement shall be reduced [***].

3.	The detailed procedures of the Payments by Yakult pursuant to Section 1 above would be separately discussed and determined between the Parties.

4.
It is understood and agreed between the parties that Celsion shall use proceeds from the payments under Section 1 above to fund the development costs of ThermoDox Products during the first quarter of 2011.

5.	All other provisions of the Agreement shall remain unchanged.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

IN WITNESS WHEREOF, Celsion and Yakult, by their duly authorized officers, have entered into this Amendment as of the date of the signature.

Celsion Corporation		Yakult Honsha Co., Ltd.
By:	/s/ Michael H. Tardugno	By:	/s/ Sumiya Hori
Name:	Michael H. Tardugno	Name:	Sumiya Hori
Title:	President & CEO	Title:	President
Date:	January 11, 2011	Date:	January 7, 2011